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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 24, 2003




                           BIOTRANSPLANT INCORPORATED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            DELAWARE                              000-28324                      04-3119555
-----------------------------------   -----------------------------------    -------------------
  (State or other jurisdiction            (Commission File Number)              (IRS Employer
          of incorporation)                                                   Identification No.)


         196 Boston Avenue
             Suite 2800
            Medford, MA                                                             02155
-----------------------------------                                          --------------------
        (Address of principal                                                     (Zip Code)
         executive offices)


       Registrant's telephone number, including area code: (781) 393-8500


          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

         On November 24, 2003, BioTransplant Incorporated (the "Company") announced that its board of directors has approved the liquidation of the Company's remaining assets. The Company projects that proceeds of liquidation will not likely be sufficient to provide any distribution to the Company's shareholders. The Company expects to file with the Bankruptcy Court in the coming weeks a Chapter 11 plan providing for appointment of a trustee to liquidate assets, wrap up the Company's affairs, make a cash distribution to creditors and, if there are any remaining funds, then make a cash distribution to holders of the Company's common stock as of the effective date of the plan. The plan will be subject to approval by the Company's general unsecured creditors and the Bankruptcy Court. If approved, on the effective date of the Chapter 11 plan the Company expects to notify the Pink Sheets LLC that the Company is defunct and will close its stock transfer books, which would generally prohibit any further transfers of its shares after the effective date of the plan.

         A copy of the press release relating to such announcement is attached to this Current Report on Form 8-K as Exhibit 99.1.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits.

         See Exhibit Index attached hereto.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 25, 2003                    BIOTRANSPLANT INCORPORATED

                                       By:  /s/ DONALD B. HAWTHORNE
                                            -----------------------------------
                                            Donald B. Hawthorne
                                            President, Chief Executive Officer
                                            and Chief Financial Officer


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                                  EXHIBIT INDEX


EXHIBIT NO.               EXHIBIT
-----------               -------

Exhibit 99.1              Press Release dated November 24, 2003